ARTICLES OF INCORPORATION
                                       OF
                        LEGRED STRUTHERS GENETICS, INC.

        FIRST: The name of the corporation is LEGRED STRUTHERS GENETICS, INC.

        SECOND: The registered agent is Paracorp Incorporated. The registered office of the Corporation shall be located at 318 North Carson Street, Suite 208, Carson City, Nevada, 89701 in Carson City County.

        THIRD: The purpose or purposes for which the corporation is organized are:

        The transaction of any or all lawful business for which corporations may be incorporated under the Nevada Revised Statutes.

        FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200 common shares all of which shall be without par value.

        FIFTH: The corporation shall have one director. The name and post office address of the director is as follows:

                        Douglas Beatty
                        2343 MacLeure Hall Avenue
                        Charleston, South Carolina 29412

        SIXTH: The capital stock is not subject to assessment to pay the debts of the corporation.

        SEVENTH: The period of its duration shall be perpetual.

        EIGHTH: The name and mailing address of the incorporator is:

                        Lawrence A. Kirsch
                        90 State Street
                        Albany, New York 12207

        IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 20th day of October, 1999.

                                By: /s/ LAWRENCE A. KIRSCH
                                    ----------------------
                                    Lawrence A. Kirsch
                                    Incorporator

        STATE OF NEW YORK)
        COUNTY OF ALBANY )  SS.:

On the 20th day of October, 1999, personally appeared before me, a notary public, Lawrence A. Kirsch, personally known to me by the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.


                                /S/ WENDY J. HENDERSON
                                ----------------------
                                Notary Public
                                My Commission Expires:
                                Wendy J. Henderson
                                Notary Public, State of New York
                                No. 01HE5031008
                                Qualified in Albany County
                                Commission Expires July 25, 2000